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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 2, 2014
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VMWARE, INC.
(Exact name of Registrant as specified in its charter)
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Commission File Number: 001-33622
Delaware (State or other jurisdiction of incorporation or organization)	94-3292913 (I.R.S. Employer Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304 (Address of Principal Executive Offices, including zip code)
(650) 427-5000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director
On April 2, 2014, David Goulden informed the Company of his resignation from the Board of Directors of VMware, Inc. (“VMware” or the “Company”). Mr. Goulden’s resignation became effective on April 7, 2014. His decision to resign was not the result of any disagreement with the Company or its management.
(d) Election of Director
On April 7, 2014, the Board of Directors of VMware elected Paul Sagan as a Class III, Group I member of the Board.
Mr. Sagan has been a partner and XIR at General Catalyst Partners, a venture capital firm, since January 2014. Mr. Sagan is also a member of the board of directors of EMC Corporation, VMware’s parent company, (“EMC”) on which he has served since 2007. Mr. Sagan is a member of EMC’s Leadership and Compensation Committee. From April 2005 to January 2013, Mr. Sagan served as Chief Executive Officer of Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. In December 2010, President Barack Obama appointed Mr. Sagan as a member of the President’s National Security Telecommunications Advisory Committee. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is also a director of Akamai, where he is Vice Chairman of the board of directors, and iRobot Corporation, where he is chair of the Nominating and Corporate Governance Committee.
As the former President, Chief Operating Officer and Chief Executive Officer of an S&P 500 company, Mr. Sagan brings valuable skills, experience and insight to the Board of Directors. Mr. Sagan has extensive experience with complex global organizations, an in-depth knowledge of internet-based technologies and significant business, strategic and operational experience. In addition, Mr. Sagan has served and continues to serve on the board of directors of other public companies, and he brings valuable experience from those directorships to his service on our Board of Directors.
Mr. Sagan will participate in the non-employee director compensation arrangements described in the Company’s 2013 annual proxy statement filed with the Securities and Exchange Commission on April 16, 2013. The Company will also enter into its standard form of indemnification agreement with Mr. Sagan.
A copy of the press release announcing Mr. Sagan’s election to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 2, 2014, the sole Class B common stockholder of VMware, Inc. (“VMware”), EMC Corporation, authorized the aggregate size of VMware’s 2014 equity grants in accordance with VMware’s Amended and Restated Certificate of Incorporation, in an action by written consent pursuant to Section 228 of the Delaware General Corporation Law. VMware's 2014 equity grants will be issued from the VMware 2007 Equity and Incentive Plan share reserve previously approved by VMware's stockholders.

Item 9.01    Financial Statement and Exhibits
(d) Exhibits
99.1   Press release of VMware, Inc. dated April 7, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.
Date: April 7, 2014	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary